UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2018

Date of Report (Date of earliest event reported)

CALATLANTIC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10959	33-0475989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 12, 2018, CalAtlantic Group, Inc. (the “Company”) was acquired by Lennar Corporation (“Lennar”) through a transaction in which the Company was merged with and into a wholly-owned subsidiary of Lennar (“Merger Sub”), with Merger Sub continuing as the surviving corporation and a subsidiary of Lennar (the “Merger”). The Merger took place pursuant to the Agreement and Plan of Merger dated as of October 29, 2017, among the Company, Lennar and Merger Sub (the “Merger Agreement”).

The Company’s stockholders are receiving as Merger consideration 0.885 shares of Lennar Class A common stock and 0.0177 shares of Lennar Class B common stock with regard to each share of the Company’s common stock. However, the Company’s stockholders had the option, which expired on February 5, 2018, to elect to receive $48.26 per Company share in cash instead of Lennar stock as Merger consideration, subject to a limit that the amount Lennar would be required to pay in cash would not exceed $1,162,249,972. Due to that limit, the option to receive cash could not be exercised with regard to more than 24,083,091 shares of the Company’s common stock. Holders of only 391,893 shares of the Company’s common stock elected to receive cash. However, MP CA Homes LLC, the largest stockholder of the Company, had agreed that to the extent stockholders did not elect to receive cash with regard to the full 24,083,091 shares, MP CA Homes LLC would be deemed to have elected to receive cash with regard to the maximum number of shares as to which cash elections could be made (i.e., 24,083,091 shares). As a result, Company stockholders will receive as merger consideration a total of 82,731,943 shares of Lennar Class A common stock, 1,654,639 shares of Lennar Class B common stock and $1,162,249,972 in cash. Lennar will issue additional shares and pay additional cash in the future as a result of conversions of convertible debt securities and exercises of options, restricted stock units and stock appreciation rights that had been issued by the Company.

The description above of the terms of the transaction does not purport to be complete. The transaction is described in greater detail in Registration Statement, File No. 333-221738 (the “Registration Statement”), filed by Lennar with the Securities and Exchange Commission under the Securities Act of 1933, as amended. A copy of the Merger Agreement is an Exhibit to the Registration Statement. The description of the Merger in the Registration Statement and the information about the Merger in the Merger Agreement are incorporated by reference in this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 12, 2018, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger would be effective on February 12, 2018, with the result that on that date, the stock of the Company would be converted into and become the right to receive either Lennar stock or an immediate cash payment, and holders would no longer have any rights as stockholders of the Company or any other rights. After the close of trading on February 12, 2018, the NYSE filed with the SEC an application on Form 25 to remove the Company’s common stock from trading on the NYSE and withdraw the registration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Company’s common stock on the NYSE ceased before the opening of trading on February 13, 2018. The information in Item 2.01 of this Report on Form 8-K, including the information regarding the Merger incorporated by reference to the Registration Statement and the Merger Agreement, is incorporated by reference in this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon effectiveness of the Merger, the Company’s common stock was converted into and became the right to receive the Merger consideration described in Item 2.01, and holders no longer have any rights as stockholders of the Company. As described in Item 5.07 of this Report on Form 8-K, at a special meeting held on February 12, 2018, the Company’s stockholders approved a proposal to adopt the Merger Agreement.    In addition, as a result of the Merger, the Company’s convertible debt securities have become convertible into cash, Lennar stock, or a combination of cash and Lennar stock.

Item 5.01.	Changes in Control of Registrant

As a result of the Merger, Merger Sub succeeded to all the Company’s assets, liabilities and operations, which had the effect of giving Lennar sole control of the Company. The information in Item 2.01 of this Report on Form 8-K, including the information regarding the Merger incorporated by reference to the Registration Statement and the Merger Agreement, is incorporated by reference in this Item 5.01.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 12, 2018, the Company held a Special Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting are below.

(1)	The holders of the Company’s common stock approved a proposal to adopt the Merger Agreement. The results of the vote on that proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
96,778,328	31,039	11,796	19,369,622

(2)	The holders of the Company’s common stock approved a proposal to approved, on an advisory (non-binding) basis, specified compensatory arrangements between the Company and its named executive officers relating to the Merger. The results of the vote on that proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
58,150,784	38,488,113	182,266	19,369,622

(3)	The holders of the Company’s common stock approved a proposal to approve the adjournment of the Special Meeting of the Company’s stockholders, if necessary in order to enable the Company to solicit additional votes, if at the time of the stockholders meeting there were not sufficient votes to approve the proposal regarding adoption of the Merge Agreement. The results of the vote on that proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
71,521,440	25,248,684	51,039	19,369,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2018	CalAtlantic Group, Inc.

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer